                                                                   EXHIBIT 4.14

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                               ELECTRIC CITY CORP.

                          SECURITIES PURCHASE AGREEMENT

                          DATED AS OF NOVEMBER 29, 2001



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
ARTICLE I DEFINITIONS......................................................................1

ARTICLE II ISSUE, PURCHASE AND SALE OF THE SECURITIES......................................5
   2.1    Authorization of Issuance of Series A Preferred Stock............................5
   2.2    Purchase and Sale of Securities..................................................5

ARTICLE III CONDITIONS OF CLOSING..........................................................6
   3.1    Purchaser Conditions to Closing..................................................6
   3.2    Company Conditions to Closing....................................................9

ARTICLE IV CERTAIN COVENANTS...............................................................9
   4.1    Conduct of the Business..........................................................9
   4.2    Financial Statements and Other Reports...........................................9
   4.3    Corporate Existence; Licenses and Permits; Maintenance of Properties............10
   4.4    Securities Exchange.............................................................10
   4.4    Insurance.......................................................................10


ARTICLE V REPRESENTATIONS, COVENANTS AND WARRANTIES.......................................10
   5.1    Organization; Standing and Qualification of Company and its Subsidiaries;
          Corporate Authority.............................................................11
   5.2    Capital Stock...................................................................12
   5.3    No Defaults.....................................................................12
   5.4    Burdensome and Conflicting Agreements and Charter Provisions....................12
   5.5    Title to Assets, Etc............................................................13
   5.6    Leases..........................................................................13
   5.7    Contracts.......................................................................13
   5.8    Financial Statements............................................................14
   5.9    Actions Pending.................................................................14
   5.10   Offering of Securities..........................................................15
   5.11   Broker's or Finder's Commissions................................................15
   5.12   Application of Proceeds.........................................................15
   5.13   Intellectual Property...........................................................15
   5.14   Taxes...........................................................................16
   5.15   ERISA...........................................................................16
   5.16   Environmental...................................................................18
   5.17   Insurance.......................................................................19
   5.18   Transactions with Affiliates....................................................19
   5.19   Employees; Labor Matters........................................................20
   5.20   Customers, Suppliers and Distributors...........................................20
   5.21   Investor Rights Agreements......................................................20
   5.22   Agreements with Stockholders....................................................20
   5.23   Company Qualifies as a "Smaller Enterprise".....................................20
   5.24   Commission Documents............................................................20
   5.25   Disclosure......................................................................21

ARTICLE VI REPRESENTATIONS OF THE PURCHASERS..............................................21
   6.1    Investment Purpose..............................................................21
   6.2    Accredited Investor Status......................................................21
   6.3    Authorization;  Enforcement.....................................................21
   6.4    Broker's or Finder's Commissions................................................22


                                        i
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
ARTICLE VII TERMINATION...................................................................22
   7.1    Termination.....................................................................22
   7.2    Effect of Termination...........................................................22

ARTICLE VIII INDEMNIFICATION..............................................................22
   8.1    Indemnification by Company......................................................22
   8.2    Notification....................................................................23
   8.3    Investor Rights Agreement.......................................................24
   8.4    Survival of Provisions of Article VIII..........................................24

ARTICLE IX MISCELLANEOUS..................................................................24
   9.1    Dividend Payments...............................................................24
   9.2    Expenses........................................................................24
   9.3    Restrictive Legends.............................................................24
   9.4    Consent to Amendments...........................................................25
   9.5    Notices to Subsequent Holder....................................................25
   9.6    Survival of Representations, Warranties and Indemnities.........................25
   9.7    Successors and Assigns..........................................................25
   9.8    Notices.........................................................................26
   9.9    Accounting Terms................................................................26
   9.10   Governing Law...................................................................26
   9.11   Headings; Table of Contents.....................................................26
   9.12   Counterparts....................................................................26
   9.13   Non-Business Days...............................................................26
   9.14   Further Assurances..............................................................26
   9.15   Integration.....................................................................27


                          SECURITIES PURCHASE AGREEMENT


                  This Securities Purchase Agreement, is entered into as of November 29, 2001 (as it may be amended from time to time, this "AGREEMENT") between Electric City Corp., a Delaware corporation (the "COMPANY"), and Leaf Mountain Company, LLC, an Illinois limited liability company (the "PURCHASER").

                                   WITNESSETH

         WHEREAS, the Company desires to sell and issue to Purchaser 300,000 shares of its Series A Convertible Preferred Stock, $.01 par value per share ("SERIES A PREFERRED STOCK"), together with warrants to purchase 75,000 shares of Series A Preferred Stock, 45,122 shares of its common stock, par value $0.0001 ("COMMON STOCK"), and warrants to purchase 421,875 shares of its Common Stock; and

         WHEREAS, Purchaser desires to purchase such securities, as set forth on
SCHEDULE I hereto, from the Company, on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:


         "AFFILIATE" means, as applied to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGREEMENT" shall have the meaning set forth in the preamble of this Agreement.

         "ANCILLARY AGREEMENTS" means the Stockholders Agreement, the Investor Rights Agreement, the Series A Preferred Stock Warrants, the Common Stock Warrants and the Trading Agreement.

         "ASSETS" shall have the meaning set forth in SECTION 5.5 hereof.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

         "CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock of the Company, in the form attached hereto as EXHIBIT "A".

         "CERTIFICATE OF INCORPORATION" means the Amended Certificate of Incorporation of the Company, as amended or restated from time to time.

         "CLOSING" shall have the meaning set forth in SECTION 2.2 hereof.

         "CLOSING DATE" shall have the meaning set forth in SECTION 2.2 hereof.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMISSION" means the United States Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Exchange Act.

         "COMMISSION DOCUMENTS" shall have the meaning set forth in SECTION 5.25 hereof.

         "COMMON SHARES" means the shares of Common Stock to be issued by the Company to the Purchaser hereunder.

         "COMMON STOCK" shall have the meaning set forth in the Recitals hereof.

         "COMMON STOCK WARRANTS" means the warrants to be issued by the Company to Purchaser to purchase 421,875 shares of Common Stock, as evidenced by the Warrant Certificate in the form of EXHIBIT "E" attached hereto, as the same may be amended from time to time in accordance with the terms thereof.

         "COMPANY" shall have the meaning set forth in the preamble of this Agreement.

         "COMPANY IP" shall have the meaning set forth in SECTION 5.13 hereof.

         "COMPANY PERSONNEL" shall have the meaning set forth in SECTION 5.15(a) hereof.

         "CONSENT" means the Consent and Amendment of Securities Purchase Agreement, Stock Trading Agreement, Stockholders Agreement and Investor Rights Agreement by and among the Company, the Purchaser and the holders of Series A Convertible Preferred Stock in the form of EXHIBIT "I" attached hereto.

         "CONVERSION PRICE" shall have the meaning set forth in Section 7(a) of the Certificate of Designations.

         "CONVERSION STOCK" shall have the meaning set forth in SECTION 6.1 hereof.

         "CUSTOMERS" shall have the meaning set forth in SECTION 5.20 hereof.

         "EMPLOYEE PLANS" shall have the meaning set forth in SECTION 5.15(a) hereof.

         "ENVIRONMENTAL CONDITION" shall have the meaning set forth in SECTION 5.16(i) hereof.

         "ENVIRONMENTAL LAW" shall have the meaning set forth in SECTION 5.16(f) hereof.

         "ERISA" shall have the meaning set forth in SECTION 5.15(a) hereof.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "GOVERNMENTAL AUTHORITY" means the government of any nation, state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "HAZARDOUS SUBSTANCES" shall have the meaning set forth in SECTION 5.16(g) hereof.

         "INTERIM FINANCIAL STATEMENTS" shall have the meaning set forth in
SECTION 5.8 hereof.

         "INVESTOR RIGHTS AGREEMENT" means the Investor Rights Agreement, substantially in the form of EXHIBIT "B" attached hereto, as the same may be amended from time to time in accordance with the terms thereof.

         "JOINDER AGREEMENT" means the joinder agreement to be entered into by each Additional Purchaser, substantially in the form of EXHIBIT "H" attached hereto, as the same may be amended from time to time in accordance with the terms thereof.

         "LIQUIDATION AMOUNT" shall have the meaning set forth in the Certificate of Designations.

         "LITIGATION" shall have the meaning set forth in SECTION 3.1(g) hereof.

         "LOSSES" shall have the meaning set forth in SECTION 8.1 hereof.

         "OFFICER'S CERTIFICATE" means a certificate of the Company signed by its President, Chief Executive Officer or Chief Financial Officer.

         "PERSON" means an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

         "PLACEMENT AGENT" means Newcourt Capital Securities, Inc., a Delaware corporation.

         "PPM" means that certain Confidential Private Placement Memorandum of the Company dated February 16, 2001, including any supplements thereto issued prior to the Closing Date.

         "PREFERRED SHARES" means shares of Series A Preferred Stock.

         "PROPERTIES" shall have the meaning set forth in SECTION 5.16(c) hereof.

         "PURCHASE PRICE" shall have the meaning set forth in Section 2.2 hereof.

         "PURCHASER" shall have the meanings set forth in the preamble of this Agreement.

         "REGULATORY APPROVALS" means (i) any and all certificates, permits, licenses, franchises, concessions, grants, consents, approvals, orders, registrations, authorizations, waivers, variances, exemptions, declarations, or clearances from, or filings or registrations with, or reports or notices to, any Governmental Authority, and (ii) any and all waiting periods imposed by applicable laws.

         "RELEASE" shall have the meaning set forth in SECTION 5.16(h) hereof.

         "SECURITIES" shall have the meaning set forth in SECTION 2.1 hereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect from time to time.

         "SERIES A PREFERRED STOCK" shall have the meaning set forth in the Recitals to this Agreement.

         "SERIES A PREFERRED STOCK WARRANTS" means the warrants to be issued by the Company to Purchaser to purchase 75,000 shares of Series A Preferred Stock, as evidenced by the Warrant Certificate substantially in the form of EXHIBIT "D" attached hereto, as the same may be amended from time to time in accordance with the terms thereof.

         "STATED VALUE" of the Series A Preferred Stock shall mean $10.00 per share.

         "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, substantially in the form of EXHIBIT "C" attached hereto, as the same maybe amended from time to time in accordance with the terms thereof.

         "STOCK TRADING AGREEMENT" means the Stock Trading Agreement, substantially in the form of EXHIBIT "F" attached hereto, as the same may be amended from time to time in accordance with the terms thereof.

         "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled, directly or indirectly, by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

         "TAXES" means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, business and occupation, disability, employment, payroll, license, estimated, or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties on or additions to any such taxes (and, in the case of the Company and its Subsidiaries, Taxes for which the Company or any of its Subsidiaries may be liable in its own right, or as the transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture, or other entity, or under Treasury Regulation Section 1.1502-6 or any similar provision of state or local law).

         "TAX RETURN" means a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined, unitary, group or consolidated returns for any group of entities that includes the Company or its Subsidiary.

         "TRANSACTIONS" shall have the meaning set forth in SECTION 3.1(g).

         "TRANSACTION DOCUMENTS" shall have the meaning set forth in SECTION 5.1(b) hereof.

         "UNION PLAN" means the defined contribution plan described on Schedule 5.15(g) hereof.

                                   ARTICLE II
                   ISSUE, PURCHASE AND SALE OF THE SECURITIES


         2.1 AUTHORIZATION OF ISSUANCE OF SERIES A PREFERRED STOCK. The Company has authorized the initial issuance of (a) the 300,000 Preferred Shares to be issued hereunder, having the powers, designations, preferences and relative rights and the qualifications, limitations and restrictions set forth in the Certificate of Designations, plus such additional shares of Series A Preferred Stock as may be necessary to pay in-kind accrued but unpaid dividends on the Series A Preferred Stock and to issue up to 75,000 Preferred Shares upon exercise of the Series A Preferred Stock Warrants; (b) 75,000 Series A Preferred Stock Warrants; (c) 421,875 Common Stock Warrants; and (d) the 45,122 Common Shares (collectively the "SECURITIES").

         2.2 PURCHASE AND SALE OF SECURITIES. Subject to the terms and conditions herein set forth, the Company hereby agrees to sell to Purchaser, and Purchaser agrees that it will purchase from the Company, at the Closing (as defined herein), for an aggregate purchase price to be paid by Purchaser to the Company as set forth opposite the Purchaser's name in the column entitled "Purchase Price" on SCHEDULE I (the "PURCHASE PRICE") the number of shares of Series A Preferred Stock and Common Stock and the number of Series A Preferred Stock Warrants and Common Stock Warrants, as set forth opposite the Purchaser's name on SCHEDULE I. Concurrently with the execution of this Agreement the Purchaser has delivered to the Company
(i) an amount of immediately available funds equal to its Purchase Price; and
(ii) counterpart signature pages of each of the Stockholders Agreement, the Stock Trading Agreement and the Investor Rights Agreement. Subject to the satisfaction or waiver of the parties' respective conditions to closing set forth in SECTIONS 3.1 AND 3.2, the closing of the purchase and sale of the Securities (the "CLOSING") shall take place on November 29, 2001, or at such other time and on such other date as the Purchaser and the Company may agree (the "CLOSING DATE"). At the Closing, the Company will deliver to Purchaser at the offices of Purchaser, or at such other location as Purchaser and the Company may agree, one or more stock certificates, as Purchaser may request, registered in Purchaser's name or otherwise as Purchaser may direct, evidencing the shares of Series A Preferred Stock and shares of Common Stock to be purchased by Purchaser, together with 421,875 Common Stock Warrants and 75,000 Series A Preferred Stock Warrants, against payment of the purchase price therefor by wire transfer of immediately available funds to or upon the order of the Company by the Company.

         2.3 ADDITIONAL PURCHASE AND SALE OF SERIES A PREFERRED STOCK AND SERIES A PREFERRED STOCK WARRANTS. Subsequent to the date of this Agreement, the Company may enter into an additional securities purchase agreement, in a form substantially similar to this Agreement and its exhibits and attachments, providing for the sale by the Company to other investors (each, an "ADDITIONAL PURCHASER") solely of not more than 100,000 shares of Series A Preferred Stock in the aggregate and Series A Preferred Stock Warrants to purchase not more than 25,000 shares of Series A Preferred Stock in the aggregate, in exchange for an aggregate cash purchase price for such preferred stock and warrants of not less than $1,000,000, and containing such additional or different terms and conditions as are set forth on SCHEDULE 2.3 attached hereto. At or prior to the closing under the additional securities purchase agreement, each Additional Purchaser shall execute and deliver to the Company a Joinder Agreement pursuant to which such Additional Purchaser shall agree to be bound by and become a party to the Stockholders Agreement, the Stock Trading Agreement and the Investor Rights Agreement. The Company will conduct the closing under such additional securities purchase agreement, if any. The Purchaser irrevocably consents to the Company's entering into such additional securities purchase agreement and consummating such purchase and sale. Any such purchase and sale shall be conducted in accordance with all applicable laws, rules and regulations and the rules of the American Stock Exchange. Neither the execution of an additional securities purchase agreement nor the consummation of any such purchase and sale shall be a condition to the parties' respective obligations under this Agreement.

                                  ARTICLE III
                              CONDITIONS OF CLOSING

         3.1 PURCHASER CONDITIONS TO CLOSING. The Purchaser's obligation to purchase and pay for the Securities to be purchased by it at the Closing is subject to the satisfaction, as determined by, or waived by, the Purchaser on or before the Closing Date, of the following conditions:

         (a) RECEIPT OF SECURITIES. The Purchaser shall have received delivery of the Securities purchased by it in accordance with SECTION 2.2 and shall have purchased the Securities pursuant to this Agreement.

         (b) OPINION OF THE COMPANY'S COUNSEL. The Purchaser shall have received from Schwartz, Cooper, Greenberger & Krauss, Chartered, special counsel to the Company in connection with this transaction, an opinion, dated the Closing Date, as to the matters set forth on EXHIBIT "G" attached hereto, in form and substance reasonably satisfactory to the Purchaser and counsel.

         (c) JOINDER AGREEMENT. The Joinder Agreement shall have been entered into and delivered by the Purchaser and the Company.

         (d) CONSENT. The Consent shall have been entered into and delivered by the parties thereto other than Purchaser.

         (e) EXPENSES. The Company shall have paid the reasonable fees and expenses of the Purchaser's counsel up to $25,000.

         (f) ISSUANCE OF CAPITAL STOCK SINCE SEPTEMBER 7, 2001. Neither the Company nor any of its Subsidiaries shall have amended its certificate of incorporation or by-laws nor issued any shares of capital stock or securities exercisable for or convertible into shares of capital stock (other than options or warrants to purchase Common Stock issued in the ordinary course of business and on terms consistent with past practice not to exceed options or warrants to purchase more than 100,000 shares of Common Stock and other than 23,733 shares of Series A Convertible Preferred Stock issued on October 17, 2001 in payment of a dividend on the outstanding shares of Series A Convertible Preferred Stock), nor granted any additional stock appreciation rights or altered the terms of any stock appreciation rights existing on the date hereof, in either case subsequent to the date hereof and prior to the Closing.

         (g) NO LITIGATION; NO ORDER. No action, suit or proceeding relating to the transactions contemplated by this Agreement or any Ancillary Agreement (the "TRANSACTIONS") shall be pending that in the reasonable good faith judgment of Purchaser (i) seeks to restrain or prevent any of the Transactions and has a reasonable probability of success or (ii) is reasonably likely to have a material adverse effect on the assets, business, prospects, properties, operations or conditions (financial or otherwise) of the Company and its Subsidiaries, taken as a whole and no order (including, without limitation, a temporary restraining order), decree, writ, judgment or injunction shall be in effect that restrains, enjoins or prevents the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement (collectively, "LITIGATION").

         (h) PROCEEDINGS. On or prior to the Closing Date, all corporate and other proceedings required to be taken under applicable laws, rules and all regulations and all rules of The American Stock Exchange in connection with the transactions contemplated by this Agreement or any Ancillary Agreement shall have been taken and all filings and documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its special counsel, and the Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         (i) COMPLIANCE WITH THIS AGREEMENT. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

         (j) OFFICER'S CERTIFICATE. Purchaser shall have received a certificate, dated the Closing Date and signed by the Chief Executive Officer of the Company, certifying that the conditions set forth in SECTIONS 3.1(e), 3.1(f), 3.1(g), 3.1(h), 3.1(i), 3.1(j), 3.1(m), 3.1(n) and 3.1(o) hereof have been satisfied on and as of such date.

         (k) SECRETARY'S CERTIFICATE. Purchaser shall have received a certificate, dated the Closing Date and signed by the Secretary of the Company, attaching good standing certificates from the Delaware Secretary of State with respect to the Company and from the respective Secretaries of State for the jurisdictions of incorporation for its Subsidiaries and certifying the authenticity of attached copies of (i) the Certificate of Incorporation and by-laws of the Company and the certificate of incorporation and by-laws of each of its Subsidiaries, in each case as amended; (ii) resolutions of the Board of Directors of the Company approving this Agreement and the Ancillary Agreements and the transactions contemplated by this Agreement and the Ancillary Agreements; (iii) evidence of the approval by the stockholders of the Company of any matters for which stockholder approval is required under applicable laws, rules and regulations and the rules of the American Stock Exchange or evidence reasonably satisfactory to the Purchaser and its special counsel that such approval is not required; and (iv) the Certificate of Designations, as filed with the Secretary of State of the State of Delaware.

         (l) PURCHASE PERMITTED BY APPLICABLE LAWS; LEGAL INVESTMENT. The acquisition of and payment for the Securities and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (i) shall not be prohibited by any applicable law or governmental regulation, (ii) shall not subject Purchaser to any penalty or, in its reasonable judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation and (iii) shall be permitted by the laws and regulations of the jurisdictions to which Purchaser is subject.

         (m) CONSENTS AND APPROVALS. All consents, waivers, approvals, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement (including, without limitation, the issuance of the Securities contemplated hereunder), any Ancillary Agreement or any other document executed in connection with the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof.

         (n) INSOLVENCY. The Company shall not have made an assignment for the benefit of creditors, nor shall it have filed with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, nor shall there have been filed by the Company or any of its Subsidiaries a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, nor shall there have been filed against the Company or any of its Subsidiaries any such application or petition.

         (o) LISTING. The Company shall have obtained approval from the American Stock Exchange to list for trading on the American Stock Exchange the Common Stock issuable upon conversion of the Series A Preferred Stock (including shares of Series A Preferred Stock issuable upon the exercise of the Series A Preferred Stock Warrants), and the Common Shares issuable upon exercise of the Common Stock Warrants.

         3.2 COMPANY CONDITIONS TO CLOSING. The Company's obligation to issue and sell the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions:

         (a) RECEIPT OF PURCHASE PRICE. The Company shall have received payment of the Purchase Price with respect to the Securities purchased hereunder.

                                   ARTICLE IV
                                CERTAIN COVENANTS

         4.1 CONDUCT OF THE BUSINESS. From the date of this Agreement to the Closing, the Company shall refrain from taking any action that would render any representation or warranty contained in this Agreement inaccurate in any material respect.

         4.2 FINANCIAL STATEMENTS AND OTHER REPORTS. After the Closing Date, the Company agrees to send the following reports to the holder of Series A Preferred
Stock: (a) so long as the Company is subject to the requirements of, or otherwise making filings pursuant to, Section 13 or 15(d) of the Exchange Act, within three days after the filing with the Commission, a copy of its Annual Report on Form 10-KSB or Form 10-K, its Quarterly Reports on Form 10-QSB or Form 10-Q, any proxy statements or information statements and any Current Reports on Form 8-K, together in each case with amendments thereto; (b) within one day after release, copies of all press releases issued by the Company or any of its Subsidiaries; (c) promptly upon receipt thereof, copies of reports, if any, submitted to the Company by independent accountants in connection with each annual or interim audit of the books of the Company made by such accountants; and (d) all other information sent to holders of the Common Stock or any other equity security holder.

         Without limiting the foregoing, the Company shall deliver to the Purchaser until the Purchaser transfers, assigns (except in the case of an assignment to an Affiliate) or sells all of its Series A Preferred Stock (a) as soon as practicable and in any event within 45 days after the end of each fiscal quarter, the following information: consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal period and for the period from the beginning of the then current fiscal year to the end of such fiscal period and a comparison of each such item to the then current budget, and the balance sheet of the Company and its Consolidated Subsidiaries as at the end of such fiscal period, setting forth in each case in comparative form figures for the corresponding periods in the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, certified as to fair presentation by the principal financial officer of the Company and accompanied by a written discussion of operations in summary form; and (b) as soon as practicable and in any event within 90 days after the end of each fiscal year of the Company, the following information: statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for such year, and a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and accompanied by an opinion of BDO Siedman LP, or another firm of independent public accountants of recognized national standing selected by the Company, to the effect that the consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur and as are noted therein) and present fairly the financial condition of the Company and its consolidated Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and accompanied by a written discussion of operations by management in summary form with respect to such fiscal year, including a comparison to budget.

         The Purchaser is hereby authorized to deliver a copy of any financial statement delivered to it pursuant to this SECTION 4.2 to any regulatory body having jurisdiction over it that requests such information. Subject to compliance with reasonable confidentiality requirements imposed by the Company, the Purchaser shall have reasonable access to the Company, including its management, and its books and records during regular business hours and is further authorized to request information from and to have access to, at the Company's expense, the Company's independent public accountants. The Company shall request such accountants to make available to the Purchaser such information as the Purchaser may reasonably request.


         4.3 CORPORATE EXISTENCE; LICENSES AND PERMITS; MAINTENANCE OF PROPERTIES. The Company shall at all times use commercially reasonable efforts to do or cause to be done all things necessary to maintain, preserve and renew its existence as a corporation organized under the laws of a state of the United States of America, and to preserve and keep in force and effect, and cause each of its consolidated Subsidiaries to apply for on a timely basis, all licenses and permits necessary and material to the conduct of the business of the Company and its Subsidiaries, taken as a whole.

         4.4 SECURITIES EXCHANGE. The Company shall use its reasonable best efforts to maintain its Common Stock listing and to continue to have its Common Stock be quoted on the American Stock Exchange or on another national securities exchange, so long as it is subject to Section 13 or 15(d) of the Exchange Act.

         4.5 INSURANCE. The Company shall at all times maintain customary directors and officers insurance in amounts as are customary for other publicly traded companies of similar size.


                                   ARTICLE V
                    REPRESENTATIONS, COVENANTS AND WARRANTIES

         The Company represents, covenants and warrants to Purchaser as follows:

         5.1 ORGANIZATION; STANDING AND QUALIFICATION OF COMPANY AND ITS SUBSIDIARIES; CORPORATE AUTHORITY.

         (a) Each of the Company and each of its Subsidiaries, is a corporation duly organized and existing in good standing under the laws of the jurisdiction of its organization, and has the corporate power to own its property and to carry on its business as now being conducted, is duly qualified and in good standing as a foreign corporation to do business in every jurisdiction where the character of the properties owned or leased by it or the nature of any business transacted by it makes such qualification necessary, except where such nonqualification or lack of good standing would not have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole. Each of the Company and its Subsidiaries have delivered to the Purchaser true, complete and correct copies of their respective certificates of incorporation and their respective by-laws, as amended through the date hereof, which are in full force and effect on the date hereof.

         (b) The execution and delivery by the Company of this Agreement and the Ancillary Agreements (collectively, the "TRANSACTION DOCUMENTS"), and the performance by the Company of all transactions and obligations contemplated hereby and thereby are within its corporate authority. The execution, delivery and performance of the Transaction Documents and each other agreement contemplated by the terms hereof and thereof and the issuance of the Securities have been duly authorized by all necessary corporate proceedings on the part of the Company. Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to equitable principles relating to enforceability. The Preferred Shares and the Common Shares are duly authorized and, when issued, will be validly issued, fully paid and nonassessable and subject to no preemptive rights. Assuming the accuracy of the representations of Purchaser in this Agreement, the Preferred Shares and the Common Shares issuable hereunder will be issued in compliance with all applicable federal and state securities laws. The shares of Common Stock issuable upon the conversion of the Preferred Shares and the Series A Preferred Stock that is issuable upon exercise of the Series A Preferred Stock Warrants, and the shares of Common Stock issuable upon the exercise of the Common Stock Warrants, are duly authorized and reserved for issuance, will be subject to no preemptive rights and, when issued upon such conversion or exercise, will be validly issued, fully paid and nonassessable. Assuming the accuracy of the representations of the Purchaser in this Agreement, when such shares of Common Stock are issued, such shares will be issued in compliance with all applicable federal and state securities laws. The Company has reserved for issuance 3,700,000 shares of Series A Preferred Stock (of which 1,600,000 shares were issued on September 7, 2001 and 23,733 shares were issued on October 17,
2001) and 37,000,000 shares of Common Stock for issuance upon conversion thereof. In addition, the Company has reserved for issuance 6,314,830 shares of Common Stock issuable upon exercise of the Common Stock Warrants and the Placement Agent Warrants.

         (c) Great Lakes Controlled Energy Corporation and Switchboard Apparatus, Inc. are the only Subsidiaries of the Company. Each such Subsidiary is wholly owned by the Company.

         5.2 CAPITAL STOCK.

         (a) As of the date hereof, the Company has authorized 85,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, of which 3,700,000 shares have been designated Series A Preferred Stock. As of the date hereof, the Company has 31,043,036 issued and outstanding shares of Common Stock and 1,623,733 issued and outstanding shares of Series A Preferred Stock. All outstanding shares of the Company Common Stock and Series A Preferred Stock have been duly authorized, validly issued and are fully paid and nonassessable and free of preemptive rights. All outstanding shares of Common Stock and Series A Preferred Stock were issued in compliance with all applicable federal and state securities laws.

         (b) Except as otherwise stated in this SECTION 5.2 or in SCHEDULE 5.2 and except for shares of capital stock reserved for issuance in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, the Company has not granted or issued, or agreed to grant or issue, any options, warrants or similar rights to acquire or receive any of the authorized but unissued shares of its capital stock of any class or any securities convertible into shares of its capital stock of any class or any stock appreciation rights. Except as stated in SCHEDULE 5.2, no adjustment to the exercise price of any outstanding options or warrants of the Company will be required as a result of the issuance of any of the Securities.

         (c) Except as set forth in SCHEDULE 5.2(c), no holder of shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) has any rights to purchase or receive additional or other securities upon the occurrence of an event that might dilute such holder's percentage interest in the Company.

         5.3 NO DEFAULTS. Except as set forth in SCHEDULE 5.3, neither the Company nor any of its Subsidiaries is in violation of, or in default under, nor has there been any waiver given with respect to, any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, law, regulation, judgment, decree, order, writ, or injunction applicable to it, such that such violations and defaults in the aggregate could reasonably be expected to result in any material adverse change in the business, assets, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or materially adversely affect the ability of the Company to perform in any material respect its obligations under this Agreement. All Regulatory Approvals required by the Company and its Subsidiaries to conduct their respective business as now conducted by them have been obtained and are in full force and effect, and the Company and its Subsidiaries are in compliance with the terms and requirements of such Regulatory Approvals. Except as set forth on SCHEDULE 5.3 hereto, since December 31, 2000, none of the Company or any of its Subsidiaries has received any written notice or other written communication from any Governmental Entity regarding (i) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Regulatory Approval, (ii) any violation of any law by the Company or any of its Subsidiaries, or (iii) any other limitations on the conduct of business by the Company or any of its Subsidiaries.

         5.4 BURDENSOME AND CONFLICTING AGREEMENTS AND CHARTER PROVISIONS. Neither the execution or delivery of the Transaction Documents by the Company, nor the offering, issuance and sale of the Securities by the Company, nor fulfillment of, or compliance with, the terms and provisions of the Transaction Documents and the Series A Preferred Stock by the

Company, nor the issuance of Series A Preferred Stock upon exercise of the Series A Preferred Stock Warrants, nor the issuance by the Company of shares of Common Stock upon conversion of the Series A Preferred Stock as provided in the Certificate of Designations, or upon exercise of the Common Stock Warrants or the Placement Agent Warrants, will, except as set forth in SCHEDULE 5.4, conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any lien upon any of the properties or assets of the Company or any of its Subsidiaries, or require any consent, approval or other action by, or notice to, or filing with, any court or administrative or governmental body or any other Person or pursuant to the Certificate of Incorporation or by-laws of the Company or the certificate of incorporation or by-laws of any of the Company's Subsidiaries, any award of any arbitrator or any material agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject, except for (a) approval of the holders of at least 66 2/3 % of the outstanding shares of Series A Convertible Preferred Stock and (b) approvals or waivers as may be required in connection with fulfillment of, or compliance with, the Investor Rights Agreement, in each case, which approvals or waivers shall have been obtained by the Closing Date.

         5.5 TITLE TO ASSETS, ETC. The Company has good and marketable fee simple title to the assets reflected on the balance sheet set forth on SCHEDULE
5.5 (the "ASSETS"). Except as set forth in SCHEDULE 5.5, none of the Assets is subject to any encumbrances, except for minor liens that in the aggregate are not substantial in amount, do not materially detract from the value of the property or assets subject thereto or interfere with the present use thereof and have not arisen other than in the ordinary course of business. There are no pending or threatened condemnation proceedings relating to any of the facilities of the Company. The real property improvements (including leasehold improvements) and fixtures and equipment of the Company are adequately insured and are structurally sound with no known material defects. The facilities, fixtures and equipment of the Company are in good operating condition and repair (except for ordinary wear and tear and any defect for which the cost of repairing would not be material), are sufficient for the operation of the Company's business as presently conducted and are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational safety and health laws and regulations) relating thereto currently in effect, except where the failure to conform would not have a material adverse effect on the business or financial condition of the Company. The Assets are valued on the Company's books at or below actual cost less an adequate and proper depreciation charge. The Company has not depreciated any of the Assets on an accelerated basis or in any other manner inconsistent with applicable Internal Revenue Service tax and fiscal guidelines, if any.

         5.6 LEASES. Each of the Company and its Subsidiaries enjoy peaceful and undisturbed possession of all leases material to them. All such leases are valid and subsisting and are in full force and effect.

         5.7 CONTRACTS. Except as set forth in SCHEDULE 5.7, there is no contract, agreement or understanding required to be described in or filed as an exhibit to any Commission Documents that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. Except as set forth in SCHEDULE 5.7, each such contract, agreement and understanding is valid and binding and is in full force and effect and enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or as may be limited by equitable principles relating to enforceability), except in the case of such contracts, agreements or understandings that are by their terms no longer in force or effect. Except as set forth on SCHEDULE 5.7, (a) no approval or consent of, or notice to, any Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by the Transaction Documents, other than such notices, consents and approvals as have been obtained and (b) the Company and/or its Subsidiaries are not in violation of, breach of, or default under any such contract, agreement or understanding nor, to the Company's knowledge, is any other party to any such contract, agreement or understanding.

         5.8 FINANCIAL STATEMENTS. The Company has furnished Purchaser with (a) the balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2000 and the related statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the fiscal year ended December 31, 2000, all certified by BDO Seidman LP, including in each case the related schedules and notes, and (b) an unaudited balance sheet of the Company and its consolidated Subsidiaries as at September 30, 2001 and statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the interim period ended on such date, prepared by the Company and certified by its principal financial officer (item (b) is referred to as the "INTERIM FINANCIAL STATEMENTS").

         All such financial statements (including any related schedules and notes) have been prepared in accordance with generally accepted accounting principles consistently applied, except to the extent set forth in the notes to such financial statements and except for the absence of footnotes to the Interim Financial Statements and except that the Interim Financial Statements are subject to normal year-end adjustments and to adjustments made in the course of an audit that would not in the aggregate be material, throughout the periods involved and to the extent required by such principles show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown thereon in accordance with generally accepted accounting principles. The balance sheets and the related schedules and notes fairly present the financial condition of the Company and its consolidated Subsidiaries. Except as set forth in SCHEDULE 5.8, the Company has incurred no material liabilities since March 31, 2001, other than those incurred in the ordinary course. The net income and stockholders' equity statements and the related schedules and notes fairly present the results of the operations of the Company and its consolidated Subsidiaries for the periods indicated.

         Except as set forth in SCHEDULE 5.8, there has been no material adverse change in the assets, business, prospects, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, since December 31, 2000.

         5.9 ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court, arbitrator or administrative or governmental body that (a) seeks to enjoin or otherwise prevent the consummation of the sale or issuance of the Securities or (b) materially and adversely affects, or as to which there is a reasonable possibility of an adverse decision that would materially and adversely affect, either individually or collectively, the assets, business, properties, prospects, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is in violation of any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, the violation of which reasonably could be expected to, either individually or collectively, materially and adversely affect the business, property, assets, prospects, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

         5.10 OFFERING OF SECURITIES. Assuming the accuracy of the representations of the Purchase in this Agreement, the offer, sale and issuance of the Securities are exempt from the registration requirements of the Securities Act. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any Person so as to bring the offering and sale of such Securities by the Company within the registration provisions of the Securities Act. The Company has filed all notices and satisfied all registration or qualification requirements of any state securities or Blue Sky law of any applicable jurisdiction with respect to the offer, issuance and sale of the Securities or required by the Ancillary Agreements.

         5.11 BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's or placement fee or commission will be payable with respect to the sale or the issuance of the Securities contemplated hereby or by the Ancillary Agreements as a result of any act or omission by the Company, and the Company will hold Purchaser harmless from any claim, demand or liability for broker's or finder's or placement fees or commissions alleged to have been incurred in connection with the sale or the issuance of the Securities, due to any actions or omissions by the Company or its Subsidiaries or any of their respective directors, officers or agents.

         5.12 APPLICATION OF PROCEEDS. The net proceeds of the sale of the Series A Preferred Stock will be used by the Company in the manner described in
SCHEDULE 5.12.

         5.13 INTELLECTUAL PROPERTY

         (a) The Company and its Subsidiaries exclusively own or possess the requisite licenses or rights (on reasonable commercial terms) to use all patents, trade secrets, trademarks, service marks, service names, trade names, copyrights and other intellectual property rights necessary to enable each of them to conduct their respective businesses as now operated (collectively, the "COMPANY IP"). SCHEDULE 5.13(a) sets forth a full and complete list of all intellectual property rights of the Company and its Subsidiaries. There is no claim or action by any Person pertaining to, or proceeding pending, or to the Company's knowledge threatened, that challenges the rights of the Company or its Subsidiaries with respect to any Company IP. To the Company's knowledge, neither the Company's nor any of its Subsidiaries' current and intended products and services infringe on any patents, licenses, trademarks, service marks, service names, trade names, copyrights or other intellectual property rights held by any Person and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances that might give rise to any of the foregoing.

         (b) Except as set forth in SCHEDULE 5.13(b), no proceedings or claims in which the Company alleges that any Person is infringing upon, or otherwise violating, any Company IP are pending, and none has been served by, instituted or asserted by the Company or any of its Subsidiaries, nor are any proceedings threatened alleging any such violation or infringement.

         (c) The Company has taken and will take all commercially reasonable actions that are necessary or advisable in order to fully protect the Company IP, in a manner consistent with prudent commercial practice.

         5.14 TAXES. The Company and each of its Subsidiaries has timely filed (or caused to be filed) all Tax Returns that are required to be filed by (or with respect to) it on or before the date hereof and has paid all Taxes due on or before the date hereof whether or not reflected on such Tax Returns, including pursuant to any assessment received by it. All such Tax Returns were true, correct and complete in all material respects. None of such Tax Returns has been audited by the relevant taxing authority, and no taxing authority has notified (or threatened) the Company or any of its Subsidiaries, orally or in writing, that such taxing authority will or may audit any such return. The Company and its Subsidiaries have complied with all requirements of the Code, the Treasury Regulations and any state, local or foreign law relating to the payment and withholding of Taxes relating to them, and the Company and each of its Subsidiaries have, within the time and in the manner prescribed by applicable law, paid over to the proper taxing authorities all amounts required to be so withheld and paid over relating to them. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes or other governmental charges are adequate to cover any liability of the Company and its Subsidiaries for Taxes through the date hereof. There are no liens for Taxes with respect to any asset of the Company or any of its Subsidiaries, except for liens with respect to Taxes that are not yet due and payable. No taxing authority in a jurisdiction where the Company or any of its Subsidiaries, as the case may be, does not file tax returns has made a claim, assertion or threat that the Company or any of its Subsidiaries is or may be subject to taxation in such jurisdiction.

         5.15 ERISA.

         (a) SCHEDULE 5.15 sets forth each plan, agreement, arrangement or commitment that is an employment or consulting agreement, executive or incentive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, employee stock option or stock purchase plan, group life, health, or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any severance, holiday, vacation, Christmas or other bonus plans (including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by the Company or any of its Subsidiaries for any present or former employees, officers or directors of the Company or any of its Subsidiaries ("COMPANY PERSONNEL") or with respect to which the Company or any of its Subsidiaries has liability or makes or has an obligation to make contributions ("EMPLOYEE PLANS").

         (b) Except as to the Union Plan, the Company has provided Purchaser with access to (i) copies of all Employee Plans or, in the case of an unwritten plan, a written description thereof, (ii) copies of any annual, financial or actuarial reports and Internal Revenue Service determination letters relating to such Employee Plans and (iii) copies of all summary plan descriptions (whether or not required to be furnished under ERISA) and employee communications relating to such Employee Plans that materially modify an existing summary plan description and have been distributed to Company Personnel, in each case under this clause (iii), existing or in effect during or within the past five years.

         (c) Except as set forth on SCHEDULE 5.15(c), no Employee Plan except the Union Plan (which is excluded from this SECTION 5.15(c) representation and warranty) entitles Company Personnel to (i) any pension benefit that is unfunded or (ii) any pension or other benefit to be paid after termination of employment other than required by Section 601 of ERISA or pursuant to plans intending to be qualified under Section 401(a) of the Code and listed on the SCHEDULE 5.15(c), and no other benefits whatsoever are payable to any Company Personnel after termination of employment (including retiree medical and death benefits).

         (d) Each Employee Plan, except the Union Plan (which is excluded from this SECTION 5.15(d) representation and warranty), that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) unfunded.

         (e) Each Employee Plan, except the Union Plan (which is excluded from this SECTION 5.15(e) representation and warranty) by its terms and operation is in compliance in all material respects with all applicable laws (including, but not limited to, ERISA, the Code and the Age Discrimination in Employment Act of 1967, as amended).

         (f) There are no actions, suits or claims pending or, to the Company's knowledge, threatened against any Employee Plan or administrator or fiduciary of any such Employee Plan (other than routine noncontested claims for benefits) nor, to the Company's knowledge, does any set of circumstances exist that may reasonably give rise to such a claim. As to each Employee Plan for which an annual report is required to be filed by the Company under ERISA or the Code, all such filings, including schedules, have been made on a timely basis and with respect to the most recent report regarding each such Employee Plan liabilities do not exceed assets, and no material adverse change has occurred with respect to the financial materials covered thereby.

         (g) Except as set forth on SCHEDULE 5.15(g), neither the Company nor any entity that is or was at any time treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code has at any time (i) maintained, contributed to or been required to contribute to any plan under which more than one employer makes contributions (within the meaning of Section 4064(a) of ERISA) or any plan that is a multiemployer plan, (ii) incurred or expects to incur any liability to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA or (iii) incurred or expects to incur liability in connection with an "accumulated funding deficiency" within the meaning of Section 412 of the Code whether or not waived.

         (h) Each Employee Plan except the Union Plan (which is excluded from this SECTION 5.15(h) representation and warranty) intended to be qualified under
Section 401(a) of the Code and, if applicable, Section 401(k) of the Code has received a favorable determination letter from the Internal Revenue Service stating that such Employee Plan is qualified under Section 401(a) and, if applicable, Section 401(k) of the Code and the related trust is exempt from tax under Section 501(a) and nothing has occurred since the date of such letter to cause the letter to be no longer valid or effective.

         (i) Neither the Company nor, to the knowledge of the Company, any other Person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in

Section 4975 of the Code or Section 406 of ERISA), that could subject any of the Employee Plans (or their trusts), the Company, or any Person who the Company has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. No "reportable event" (as such term is defined in Section 4043 of ERISA) for which the notice requirement has not been waived by the Pension Benefit Guaranty Corporation has occurred or is expected to occur with respect to any Employee Plan and the Company will provide each Purchaser notice of any reportable events upon learning of the same.

         (j) Except as set forth on SCHEDULE 5.15(j), the events contemplated by this Agreement (either alone or together with any other event) will not (i) entitle any Company Personnel to severance pay, unemployment compensation, or other similar payments under any Employee Plan or law, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Employee Plan or compensation to any Company Personnel, (iii) result in any payments (including parachute payments) under any Employee Plan or law becoming due to any Company Personnel or (iv) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Employee Plan.

         (k) Except as set forth in SCHEDULE 5.15(k), neither the Company nor any of its Subsidiaries (nor any entity that is or was at any time treated as a single employer with the Company or any Subsidiary under Section 414(b), (c),
(m) or (o) of the Code or ERISA) has any obligation or liability (contingent or otherwise) relating to or in connection with the Union Plan. The Union Plan is not subject to Title IV of ERISA. Except as set forth in SCHEDULE 5.15(k), all contributions required to be made by the Company or any Subsidiary to the Union Plan have been made when due and, to the best of the Company's knowledge, if the Company and/or any of its Subsidiaries were to withdraw from the Union Plan on the Closing Date, neither the Company nor any of its Subsidiaries would incur any liability relating to or in connection with the Union Plan.

         5.16 ENVIRONMENTAL.

         (a) Except as set forth on SCHEDULE 5.16(a), the Company and its Subsidiaries comply, and the Company, its Subsidiaries and their respective predecessors at all times during their existence have complied, with all applicable Environmental Laws (as defined below).

         (b) There is not now pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, any action, claim, proceeding or investigation, nor has the Company, its Subsidiaries, or any of their respective predecessors received any notice, claim, demand letter or request for information at any time, alleging that the Company, any of its Subsidiaries, or any of their respective predecessors may be or is in violation of, or liable under, any Environmental Law, nor does there exist any basis for any such action, claim, proceeding or investigation.

         (c) Except as disclosed on SCHEDULE 5.16(c), there are no Hazardous Substances (as defined below) located on any of the properties currently or formerly owned or operated by the Company, any of its Subsidiaries or any of their respective predecessors (including soil, groundwater and surface features and buildings and structures thereon) (the "PROPERTIES"), and none of the Properties contains, or has contained, any underground improvements, including, but not limited to, treatment or storage tanks, sumps, water, gas or oil wells, or associated piping.

         (d) The Company and its Subsidiaries do not have any contingent liability in connection with a Release (as defined below) or threatened Release of any Hazardous Substance at any location.

         (e) To the knowledge of the Company and its Subsidiaries, there are no present or past Environmental Conditions (as defined below) in any way related to the Company, any of its Subsidiaries, or any of their respective predecessors that have, or may have, individually or in the aggregate, a material adverse effect with respect to any Property or the business or condition of the Company and its Subsidiaries, taken as a whole.

         (f) As used herein, "ENVIRONMENTAL LAW" means any federal, state, local or foreign law, regulation, order, decree, judgment, opinion, common law or binding equitable principle or agency requirement relating to pollution, contamination, wastes, hazardous material or the protection of the environment, human health or safety.

         (g) As used herein, "HAZARDOUS SUBSTANCE" means any substance that is listed, classified under or regulated by any governmental authority pursuant to any Environmental Law, including, without limitation, any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon.

         (h) As used herein, "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Hazardous Substance.

         (i) As used herein, "ENVIRONMENTAL CONDITION" means the Release or threatened Release of any Hazardous Substance upon, under, in or about any of the Properties, or any other circumstance involving any Property or the Company, any of its Subsidiaries, or any of their respective predecessors that could be expected to result in any claim, liability, costs or losses, or any restriction on the ownership, use or transfer of any Property pursuant to any Environmental Law.

         5.17 INSURANCE. The Company maintains or is covered by valid policies of workers' compensation insurance, product liability insurance, and of insurance with respect to its properties and business. The Company currently maintains in full force insurance covering the respective risks of the Company and its Subsidiaries of such types and in such amounts, with such deductibles and with such insurance companies as are customary for other companies engaged in similar lines of business. The Company currently maintains key man life insurance for each of John Mitola and Brian Kawamura in the amount of $5,000,000, which is and will remain in full force and effect through December 31, 2005. SCHEDULE 5.17 lists all insurance policies, the name of the insurer, a description of the policy, the amount of coverage, the amount of any deductible, the amount of the premium and the expiration date of the policy.

         5.18 TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 5.18, neither the Company nor any of its Subsidiaries is directly or indirectly a party to or otherwise involved in any transaction including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate. The Company has delivered to the Purchasers copies of all agreements and documents related to all transactions listed on SCHEDULE 5.18.

         5.19 EMPLOYEES; LABOR MATTERS. Except as set forth in SCHEDULE 5.19, the Company is not a party to any labor agreement with respect to its employees with any labor organization, group or association. Except as set forth on
SCHEDULE 5.19, the Company is not delinquent in payments to any of the employees of the Company for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. The Company is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. Except as set forth in SCHEDULE 5.19, there is no unfair labor practice charge or complaint against the Company pending before any Governmental Authority arising out of the Company's activities, and the Company has no knowledge of any facts or information that would give rise thereto. There is no labor strike or labor disturbance pending or threatened against the Company nor, except as set forth in SCHEDULE 5.19, is any grievance currently being asserted, and the Company has not experienced a work stoppage or other labor difficulty. The Company has not received any information indicating that any of its employment policies or practices is currently being audited or investigated by any Governmental Authority. The Company is, and at all times has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

         5.20 CUSTOMERS, SUPPLIERS AND DISTRIBUTORS. SCHEDULE 5.20 sets forth a listing of each customer that accounted for more than $100,000 in revenue for the Company for the year ended December 31, 2000 (collectively, the "CUSTOMERS"). The relationships of the Company with its Customers, suppliers, distributors and manufacturer's representatives are good commercial working relationships. To the knowledge of the Company, no Customer, supplier, distributor or manufacturer's representative of the Company intends to terminate or materially reduce its business relationship with the Company for any reason.

         5.21 INVESTOR RIGHTS AGREEMENTS. SCHEDULE 5.21 lists all agreements with any Person in which the Company has granted registration rights with respect to its capital stock. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to Purchasers in the Investor Rights Agreement or otherwise conflicts with the provisions thereof.

         5.22 AGREEMENTS WITH STOCKHOLDERS. SCHEDULE 5.22 lists all agreements, arrangements or understandings between the Company and one or more stockholders of the Company relating to the transfer of any class of securities of the Company (including, without limitation, tag-along rights, drag-along rights, rights of first offer or any similar rights or obligations) or voting of any class of securities of the Company. The Company has delivered to Purchaser copies of all agreements and documents relating thereto.

         5.23 COMPANY QUALIFIES AS A "SMALLER ENTERPRISE". The Company qualifies as a "smaller enterprise" under the Code of Federal Regulations, such that a small business investment company is permitted to make an investment in the Company.

         5.24 COMMISSION DOCUMENTS. Except as set forth in SCHEDULE 5.24, the Company has filed all registration statements, proxy statements, information statements, reports and other documents required to be filed by it under the Securities Act or the Exchange Act, and all amendments thereto (collectively, the "COMMISSION DOCUMENTS") Each Commission Document when filed with the Commission was true and accurate in all material respects and in compliance in all material respects with the requirements of its respective report form and the rules and regulations of the Commission. No Commission Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which made, not misleading.

         5.25 DISCLOSURE. Neither this Agreement nor any other document, certificate or statement prepared by or on behalf of the Company by its authorized representatives or agents and furnished to or made available to the Purchasers in writing by or on behalf of the Company by its authorized representatives or agents in connection herewith, including without limitation, the PPM, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements contained herein and therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE VI
                        REPRESENTATIONS OF THE PURCHASER

         Purchaser represents and warrants as follows:

         6.1 INVESTMENT PURPOSE. Purchaser is purchasing the Securities for Purchaser's own account for investment only and not with a view toward or in connection with the public sale or distribution thereof. Purchaser will not resell the Securities or the capital stock issued upon conversion of any such Securities (the "CONVERSION STOCK") except pursuant to sales that are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and/or sales registered under the Securities Act and all applicable state securities laws. Purchaser understands that Purchaser may bear the economic risk of this investment indefinitely, unless the Securities and/or the Conversion Stock are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering the Securities or the Conversion Stock other than as contemplated by the Investor Rights Agreement.

         6.2 ACCREDITED INVESTOR STATUS. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. By reason of its business and financial experience, sophistication and knowledge, Purchaser is capable of evaluating the risks and merits of the investment made pursuant to this Agreement.

         6.3 AUTHORIZATION; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of Purchaser and is the legally valid and binding agreement of Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability. As of the Closing Date, each Ancillary Agreement to which Purchaser will become a party pursuant to the Joinder Agreement will be the legally valid and binding agreement of Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.4 BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's or placement fee or commission will be payable with respect to the sale or the issuance of the Securities as a result of any act or omission by Purchaser, and Purchaser will hold the Company harmless from any claim, demand or liability for broker's or finder's or placement fees or commissions alleged to have been incurred in connection with the sale or the issuance of the Securities, due to any actions of Purchaser.

                                   ARTICLE VII
                                   TERMINATION

         7.1 TERMINATION. This Agreement may be terminated at any time with respect to the applicable parties prior to the Closing:

         (a) by mutual written agreement of the Company and the Purchaser;

         (b) by Purchaser, on the one hand, or the Company, on the other hand, if a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

         7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to SECTION 7.1, except as set forth below, this Agreement shall forthwith become void with respect to the applicable parties and there shall be no liability on the part of any such party hereto (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such party); PROVIDED, HOWEVER, that nothing contained in this Agreement shall relieve any party from liability for any breach of this Agreement and provided further that ARTICLE VIII shall survive termination of this Agreement.


                                   ARTICLE VIII
                                 INDEMNIFICATION

         8.1 INDEMNIFICATION BY COMPANY. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless Purchaser and its Affiliates and their respective officers, directors, agents, employees and partners (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), damages or other liabilities ("LOSSES") resulting from (i) any breach of any representation or warranty, covenant or agreement of the Company in this Agreement, or (ii) any legal, administrative or other actions (including actions brought by any equityholders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of any of the Transaction Documents or the Securities, the transactions contemplated hereby or thereby, or any indemnified person's role therein; PROVIDED, HOWEVER, that the Company shall not be liable under this SECTION 8.1: (a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld or delayed), or (b) to the extent that it is finally judicially determined that such Losses resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party or a breach of Purchaser's representations in ARTICLE VI; PROVIDED, FURTHER, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such indemnified party; PROVIDED, HOWEVER, that in no event shall the Company be required to pay fees and expenses under this ARTICLE VIII for more than one firm of attorneys in addition to the firm of attorneys representing the Company in any jurisdiction in any one legal action or group of related legal actions; PROVIDED, further, that if an indemnified party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party.

         8.2 NOTIFICATION. Each indemnified party under this ARTICLE VIII shall, promptly (and in any event within 20 days), after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from the Company under this ARTICLE VIII, notify the Company in writing of the commencement thereof. The failure of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability that it may have to such indemnified party pursuant to this ARTICLE VIII, except to the extent that such failure causes material prejudice to the Company. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable written opinion of counsel to such indemnified party (obtained at the expense of the Company), (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (b) any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; PROVIDED, HOWEVER, that in no event shall the Company be required to pay fees and expenses under this ARTICLE VIII for more than one firm of attorneys in addition to the firm of attorneys representing the Company in any jurisdiction in any one legal action or group of related legal actions. The Company shall not, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or that requires action other than the payment of money by the Company. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

         8.3 INVESTOR RIGHTS AGREEMENT. Notwithstanding anything to the contrary in this ARTICLE VIII, the indemnification and contribution provisions of the Investor Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

         8.4 SURVIVAL OF PROVISIONS OF ARTICLE VIII. The obligations of the Company under this ARTICLE VIII shall survive indefinitely.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 DIVIDEND PAYMENTS. The Company agrees that, so long as Purchaser shall hold any Series A Preferred Stock, the Company will make any cash payments with respect thereto pursuant to the terms of the Certificate of Designations by wire transfer of immediately available funds for credit to the Purchaser's account in the United States of America as Purchaser may designate in writing, notwithstanding any contrary provision herein or in any share of Series A Preferred Stock with respect to the place of payment. The Company agrees to afford the benefits of this SECTION 9.1 to any permitted transferee of any Series A Preferred Stock purchased by Purchaser hereunder.

         9.2 EXPENSES. The Company agrees to pay, and save Purchaser harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with (a) the negotiation and execution of the Transaction Documents and the Certificate of Designations and the issuance of the Securities, including all taxes (including any intangible personal property tax, together in each case with interest and penalties, if any, and also including any filing fees payable to any governmental authority, and any income tax payable by any Purchaser in respect of any reimbursement for any such tax or fee) that may be payable in respect of the execution and delivery of the Transaction Documents or the issuance, delivery or acquisition (but not the holding, ownership or transfer) of any of the Securities issued pursuant to this Agreement or any Common Stock issuable upon conversion of any Series A Preferred Stock or upon exercise of the Common Stock Warrants or the Placement Agent Warrants, and (b) the cost and expenses, including reasonable attorney's fees, incurred by Purchaser in enforcing any of its rights hereunder, including, without limitation, costs and expenses incurred in any bankruptcy case. The obligations of the Company under this SECTION 9.2 shall survive the transfer of any Securities by the Purchaser.

         9.3 RESTRICTIVE LEGENDS. The Securities shall bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES

         SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

         THE SHARES OF COMMON STOCK ISSUABLE UPON THE [CONVERSION] [EXERCISE] OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT, A STOCKHOLDERS AGREEMENT AND A TRADING AGREEMENT, AS EACH OF THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY.

         9.4 CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent of Purchaser to such amendment, action or omission to act. Any consideration given to any holder to obtain his, her or its consent under this Agreement or any Ancillary Agreement or with respect to the Series A Preferred Stock shall be given pro rata to all holders of shares of Series A Preferred Stock whether or not they give consent. Each holder of any shares of Series A Preferred Stock at the time or thereafter outstanding (or of shares of Common Stock entitled to any rights hereunder) shall be bound by any consent authorized by this SECTION 9.4, whether or not such shares of Series A Preferred Stock shall have been marked to indicate such consent, but any shares of Series A Preferred Stock issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any shares of Series A Preferred Stock nor any delay in exercising any rights hereunder or under any shares of Series A Preferred Stock shall operate as a waiver of any rights of any holder of such shares of Series A Preferred Stock. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         9.5 NOTICES TO SUBSEQUENT HOLDER. Except as otherwise provided herein, if any shares of Series A Preferred Stock shall have been transferred to another holder and that holder shall have designated in writing the address to which communications with respect to such shares of Series A Preferred Stock shall be mailed, all notices, certificates, requests, statements and other documents required to be delivered to the Purchaser by any provision hereof shall also be delivered to each such holder.

         9.6 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNITIES. All representations, warranties, covenants and agreements contained herein or made in writing by the Company in connection herewith shall survive the execution, delivery and performance of this Agreement and the Ancillary Agreements, regardless of any investigation made by the Purchaser or on the Purchaser's behalf.

         9.7 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         9.8 NOTICES. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
(a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by certified or registered mail, return receipt requested or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

               (i)    If to the Company:

                      1280 Landmeier Road
                      Elk Grove Village, IL 60007
                      Fax No. 847-437-4969
                      Attention: General Counsel.

               (ii)   If to Purchaser: at the address set forth on SCHEDULE I.


         9.9 ACCOUNTING TERMS. Unless otherwise set forth herein, all accounting terms and provisions in this Agreement or any Ancillary Agreement shall be construed to be as determined in accordance with generally accepted accounting principles in the United States then in effect.

         9.10 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement is sought.

         9.11 HEADINGS; TABLE OF CONTENTS. The descriptive headings of the several paragraphs of this Agreement and the table of contents are inserted for convenience only and do not constitute a part of this Agreement.

         9.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

         9.13 NON-BUSINESS DAYS. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Agreement, shall not be a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day, with the same force and effect as if done on the nominal date provided in this Agreement.

         9.14 FURTHER ASSURANCES. The Company shall from time to time and at all times hereafter make, do, execute or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances, without further consideration, that may reasonably be required to effect the transactions contemplated by this Agreement or any Ancillary Agreement.

         9.15 INTEGRATION. This Agreement and the Ancillary Agreements, together with the exhibits hereto and thereto, embody the entire agreement by and among the parties hereto with respect to the matters set forth herein and supersede any and all previous agreements, whether oral or written, on the same subject matter.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY                                   PURCHASER

ELECTRIC CITY CORP.,                      LEAF MOUNTAIN COMPANY, LLC,
a Delaware corporation                    an Illinois limited liability company

By:    /s/ John P. Mitola                 By:   /s/ John J. Jiganti
   ----------------------------                --------------------------------
Name:  John Mitola                        Name:     John J. Jiganti
Title: Chief Executive Officer                 --------------------------------
                                          Title:    Manager
                                               --------------------------------



                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                                     SCHEDULE I

-----------------------------------------------------------------------------------------------------------------

          PURCHASER             NO. OF SHARES       NO. OF         NO. OF         NO. OF          TOTAL AGGREGATE
          ---------             -------------       ------         ------         ------          ---------------
                                 OF SERIES A       SERIES A       SHARES OF       COMMON          PURCHASE PRICE
                                 -----------       --------       ---------       ------          --------------
                                  PREFERRED        PREFERRED       COMMON         STOCK
                                  ---------        ---------       ------         -----
                                    STOCK            STOCK         STOCK         WARRANTS
                                    -----            -----         -----         --------
                                                   WARRANTS
                                                   --------
-----------------------------------------------------------------------------------------------------------------
Leaf Mountain Company, LLC          300,000         75,000         45,122         421,875          $3,000,000
190 South LaSalle Street
Suite 1700
Chicago, IL  60603
Attn: John J. Jiganti

-----------------------------------------------------------------------------------------------------------------